EXHIBIT 10.8
ISSUER PLEDGE AGREEMENT
dated October 13, 2006,
between
Nuclear Energy Holdings, L.L.C.
as Pledgor
and
The Bank of New York
as Trustee

This ISSUER PLEDGE AGREEMENT, dated October 13, 2006 (this “Agreement”), is entered into between Nuclear Energy Holdings, L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Pledgor”), and The Bank of New York, as security agent for the Secured Creditors (as defined below) (herein in such capacity, the “Trustee”).
RECITALS
A. The Pledgor and the Trustee have entered into a Bond Trust Deed dated October 13, 2006 (the “Bond Trust Deed”), pursuant to which the Pledgor is issuing JPY 50,980,000,000 aggregate principal amount of 2.20% Fixed Rate Bonds due 2013 and JPY 78,000,000,000 aggregate principal amount of Floating Rate Bonds due 2013 (together, the “Bonds”).
B. As a condition precedent to issuance of the Bonds under the Bond Trust Deed, the Pledgor is required to execute and deliver this Agreement.
In consideration of the premises and for other valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the Pledgor and the Trustee, on behalf of itself and each Secured Creditor (and each of their respective successors or permitted assigns), hereby agree as follows:
SECTION 1
DEFINITIONS; RULES OF INTERPRETATION
Section 1.1 Definition of Terms Used Herein
Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Deed of Charge (as defined below).
Section 1.2 UCC
Terms used herein that are defined in the UCC but not defined herein have the meanings given to them in the UCC.
Section 1.3 General Definitions In this Agreement:
“Administrative Services Agreement” has the meaning set forth in the Deed of Charge.
“Agreement” has the meaning set forth in the preamble hereto.
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et. seq.
“Cash Collateral Account” means any Deposit Account or Securities Account established by the Trustee in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided herein.
“Collateral” means the property of the Pledgor described in Section 2.1 in which Security Interests are granted to the Trustee for the benefit of the Secured Creditors.
“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereon.

“Deed of Charge” means the deed of charge dated on or about the date hereof among the Trustee, the Issuer, the Account Bank, the Cash Manager and the Principal Paying Agent.
“Dividends” means, in relation to any Pledged Stock, all present and future: (a) dividends and distributions of any kind and any other sum received or receivable in respect of that Pledged Stock, (b) rights, shares, money or other assets accruing or offered by way of redemption, substitution, exchange, bonus, option, preference or otherwise in respect of that Pledged Stock, (c) allotments, offers and rights accruing or offered in respect of that Pledged Stock and (d) other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, that Pledged Stock.
“Enforcement Event” means the service of the Bond Enforcement Notice under Section 7 of the Deed of Charge.
“Federal Securities Laws” means the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted that is analogous in purpose or effect.
“General Intangibles” means “general intangibles” as defined in Article 9 of the UCC.
"Indemnified Party” means each Secured Creditor, each Affiliate thereof and each of their respective partners, controlling Persons, directors, officers, trustees, employees and agents.
“Indemnified Matters” has the meaning set forth in Section 9.6.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any agreement or arrangement that has the practical effect of creating a security interest, in respect of such asset.
“Pledged Collateral” means, collectively, (i) the General Intangibles relating to the Put Option Agreements, the Swap Guarantee, the US Investment Agreement, the UK Investment Agreement, the Administrative Services Agreement, the US Shareholders Agreement and the UK Shareholders Agreement, (ii) the Pledged Stock, (iii) all certificates or other instruments representing the Pledged Stock and (iv) all Dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
“Pledged Stock” means the 800 shares of Class A Stock of Toshiba Nuclear Energy Holdings (US) Inc., a Delaware corporation.
“Pledgor” has the meaning set forth in the preamble hereto.
“Proceeds” means “Proceeds” as defined in Article 9 of the UCC, and includes all Dividends, payments or distributions made with respect to the Pledged Collateral and whatever is receivable or received when Collateral or the Proceeds are sold, exchanged, collected, converted or otherwise disposed of, whether such disposition is voluntary or involuntary.
“Put Option Agreements” means (i) the put option agreement dated on or about the date hereof between the Pledgor and Toshiba, whereby, inter alia, Toshiba grants the Pledgor a Put Right (as defined therein) in respect of the US Shares and (ii) the put option agreement dated on or about the date hereof between the Pledgor and Toshiba, whereby, inter alia, Toshiba grants the Pledgor a Put Right (as defined therein)in respect of the UK Shares.
“Secured Creditors” has the meaning set forth in the Deed of Charge.

“Secured Obligations” means all amounts, obligations, covenants and duties owing by the Pledgor to the Secured Creditors, present or future, arising under the Transaction Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money.
“Security Interest” means, collectively, the continuing security interests in the Collateral granted to the Trustee for the benefit of the Secured Creditors pursuant to Section 2.1.
“Security Supplement” means any supplement to this Agreement in substantially the form of Exhibit A, executed by an authorized financial officer of the Pledgor.
“Stock” means shares of capital stock (whether denominated as common stock or preferred stock) of or in a corporation, whether voting or non voting and all rights to subscribe for, purchase or otherwise acquire any of the foregoing.
“Swap Guarantee” means the swap guarantee issued by the Swap Guarantor in favor of the Pledgor dated October 13, 2006.
“Swap Guarantor” means Morgan Stanley Capital Services Inc.
“Trustee” has the meaning set forth in the preamble hereto.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
“UK Investment Agreement” has the meaning set forth in the Deed of Charge.
“US Investment Agreement” has the meaning set forth in the Deed of Charge.
“UK Shareholders Agreement” has the meaning set forth in the Deed of Charge.
“US Shareholders Agreement” has the meaning set forth in the Deed of Charge.
Section 1.4 Rules of Interpretation
In this Agreement, unless otherwise specified, (a) the Schedules and Exhibits to this Agreement, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof are incorporated herein by reference and (b) all obligations of the Pledgor hereunder shall be satisfied by the Pledgor at the Pledgor’s sole cost and expense.
Section 1.5 Certain Terms
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include” and “includes” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein (including the UCC) shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2
GRANT OF SECURITY
Section 2.1 Grant of Security
As security for the prompt and complete payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all Secured Obligations, the Pledgor hereby pledges, assigns, transfers and grants to the Trustee, for its benefit and for the benefit of the Secured Creditors, a continuing security interest in and Lien on all of its right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located:
(a)	all Pledged Collateral;

(b)	all books and Records pertaining to the Pledged Collateral, including all Collateral Records; and

(c)	to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, and substitutions and replacements for, any of the foregoing.
For avoidance of doubt it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property that is included in such changed definitions that would not otherwise be included in the foregoing grants on the date hereof be included in such grants immediately upon the effective date of such revision, it being the intention of the Pledgor that the description of Collateral set forth above be construed to include the broadest possible range of assets. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.
Section 2.2 Grant of Security
Notwithstanding anything to the contrary contained in this Section 2 or elsewhere in this Agreement, the Pledgor and the Trustee (on behalf of the Secured Creditors) acknowledge and agree that the Security Interests granted pursuant to this Agreement (including pursuant to this Section 2) to the Trustee for the benefit of the Secured Creditors and securing the Secured Obligations shall be a “first” priority Security Interest in the Collateral, junior to no other security interests. The parties hereto acknowledge, and the Trustee hereby agrees, that the Trustee shall hold that portion of the Collateral constituting Certificated Securities for and on behalf of the Secured Creditors as agent for such parties for the purpose of perfecting a Security Interest in such Collateral. Notwithstanding anything to the contrary contained in this Agreement, it is expressly understood and agreed that nothing herein shall prohibit the Pledgor from exercising its rights under the Put Option Agreement. Nothing contained herein shall prohibit the Pledgor, prior to the occurrence of an Enforcement Event, from exercising its rights under the Put Option Agreements where required or permitted to do so under the terms of the Bond Documents.
SECTION 3
REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants to the Trustee and the Secured Creditors, on and as of the date hereof, that:
Section 3.1 Title
The Pledgor owns the Collateral purported to be owned by it free and clear of any and all Liens, rights or claims of all other Persons. The Pledgor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which the Pledgor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except for any financing statement or analogous document, assignment, security agreement or similar instrument evidencing Liens being terminated on the date hereof.
Section 3.2 Names, Locations
(a)	Schedule 3.2 sets forth with respect to the Pledgor under the heading “Names,”, (i) its exact name, as such name appears in the public record of its jurisdiction of organization which shows the Pledgor to have been formed, (ii) each other name that the Pledgor has had in the past five years, together with the date of the relevant change, (iii) a list of all other names (including trade names or similar appellations) used by the Pledgor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties in the past five years, (iv) the federal taxpayer identification number of the Pledgor and (v) the jurisdiction of organization of the Pledgor and its organizational identification number or statement that the Pledgor has no such number.

(b)	Schedule 3.2 sets forth, with respect to the Pledgor, under the heading “Locations” the location of its chief executive office and each other chief executive office of the Pledgor within the past five years, together with dates of the relevant change. Except as set forth on Schedule 3.2, the Pledgor has not changed its jurisdiction of organization, chief executive office or other “location” (as defined in Section 9-307 of the UCC) in the past four months.

(c)	Except as set forth on Schedule 3.2 under the heading “Changes in Identity or Organizational Structure,” the Pledgor has not changed its identity or organizational structure in any way in the past five years. Changes in identity or organizational structure would include mergers, consolidations and acquisitions, as well as any change in the form or jurisdiction of the Pledgor. If any such change has occurred, Schedule 3.2 sets forth the date of such change and all information applicable to each acquired party or constituent party to a merger or consolidation.
Section 3.3 Filings, Consents
(a)	Attached hereto as Exhibit B are true, complete and correct copies of search reports from the offices where any filings or recordings against the Pledgor with respect to any property of the Pledgor of the type included in the Collateral have been made, including a true copy of each financing statement, assignment or other filing or recording identified in such search reports.

(b)	Exhibit C sets forth true, complete and correct copies of all UCC financing statements or other appropriate filings, recordings or registrations containing an accurate description of the Collateral that have been delivered to the Trustee for filing in each governmental, municipal or other office specified in Schedule 3.3.

(c)	No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by the Pledgor of the Security Interests purported to be created in favor of the Trustee hereunder or (ii) the exercise by the Trustee of any rights or remedies in respect of the Collateral, including voting rights (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (b) above and (B) as may be required in connection with the disposition of the Pledged Collateral by laws generally affecting the offering and sale of securities.

(d)	All filing or recording fees and taxes payable in connection with the filings and recordings described in clauses (b) and (c) above have been or promptly will be paid by the Pledgor.
Section 3.4 Security Interests
The Security Interests constitute (a) legal and valid security interests in all Collateral securing the payment and performance of the Secured Obligations and (b) subject to the completion of the filings described in Section 3.3 and to value being given, perfected Security Interests in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document under the UCC as in effect in the State of Delaware. Subject to the Deed of Charge, the Security Interests are and shall be prior to any other Lien on any of the Collateral.
Section 3.5 Pledged Collateral
(a)	Schedule 3.5 sets forth under the heading “Pledged Stock” all Pledged Stock owned by the Pledgor. The Pledged Stock pledged hereunder by the Pledgor constitutes, as of the date hereof, that percentage of the issued and outstanding equity of all classes of Toshiba Nuclear Energy Holdings (US) Inc. as set forth on Schedule 3.5 under the heading “Pledged Stock.” Schedule 3.5 identifies any such Pledged Stock that is represented by Certificated Securities.

(b)	All of the Pledged Stock has been duly and validly issued and are fully paid and nonassessable.

(c)	No Person other than the Trustee has “control” (as defined in Sections 8-106 and 9-106 of the UCC) over any Pledged Collateral of the Pledgor constituting Certificated Securities, and there is no Pledged Collateral other than Pledged Collateral that is represented by Certificated Securities that are in the possession of the Trustee.

(d)	All Pledged Collateral represented by Certificated Securities has been delivered to the Trustee in the State of New York.

(e)	There are no restrictions on transfer in any agreement relating to the foregoing which would limit or restrict (i) the grant of a security interest in the Pledged Stock, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Stock, in each case as contemplated by this Agreement.
SECTION 4
COVENANTS
Section 4.1 Change of Name; Location of Collateral; Place of Business
Unless the Pledgor has given the Trustee at least 30 days prior written notice, the Pledgor will not change (i) its name, (ii) its jurisdiction of organization or other “location” (as defined in Section 9-307 of the UCC), (iii) the location of its chief executive office, its principal place of business or any office in which it maintains the Collateral Records (including the establishment of any such new office or facility), (iv) its identity or organizational structure or (v) its organizational identification number or its federal taxpayer identification number. The Pledgor agrees to cooperate with the Trustee in making all filings that are required in order for the Trustee to continue at all times following such change to have a legal, valid and perfected Security Interest in all the Collateral having the priority described in Section 2.2.
Section 4.2 Protection of Security
The Pledgor shall, at its own cost and expense, take any and all actions necessary or desirable to defend title to the Collateral and to defend the Security Interest of the Trustee in the Collateral and the priority thereof against any Lien against all Persons. The Pledgor shall not take or permit to be taken any action that could impair the Trustee’s rights in the Collateral.
Section 4.3 Pledged Collateral
(a)	The Pledgor hereby covenants and agrees that, without the prior written consent of the Trustee, which shall not be unreasonably withheld, delayed or conditioned, it shall not vote or take any other action to amend or terminate any certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of the Pledgor with respect to any Pledged Collateral or adversely affects the validity, perfection or priority of the Trustee’s Security Interests.

(b)	The Pledgor hereby covenants and agrees that, in the event it establishes or acquires rights in any Pledged Collateral after the date hereof, it shall deliver to the Trustee a completed Security Supplement, together with all supplements to Schedules hereto, reflecting such new Pledged Collateral and all other Pledged Collateral. Notwithstanding the foregoing, it is understood and agreed that the Security Interests of the Trustee shall attach to all Pledged Collateral immediately upon the Pledgor’s acquisition of rights therein and shall not be affected by the failure of the Pledgor to deliver a supplement to Schedule 3.5 as required hereby.

(c)	The Pledgor hereby covenants and agrees that it shall enforce all of its rights with respect to any Pledged Collateral.

(d)	The Certificated Securities referred to in Section 3.5(d) shall be held by the Trustee in the State of New York. With respect to any Pledged Collateral constituting Certificated Securities acquired or pledged after the date hereof, immediately, and in any event within ten days of the Pledgor acquiring rights therein, the Pledgor shall deliver or cause to be delivered to the Trustee all such Certificated Securities, stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Trustee in the State of New York (which Certificated Securities and stock powers shall be held by the Trustee in the State of New York) and all such instruments and documents as the Trustee may reasonably request in order to give effect to the pledge granted hereby.

(e)	Upon the occurrence and during the continuance of an Enforcement Event, the Trustee shall have the right, without notice to the Pledgor, to transfer all or any portion of the Pledged Collateral to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuance of an Enforcement Event, the Trustee shall have the right at any time, without notice to the Pledgor, to exchange any certificates representing Pledged Collateral for certificates of smaller or larger denominations.

(f)	Voting and Distributions
(i)	So long as no Enforcement Event shall have occurred and shall be continuing:
(A)	except as otherwise provided in this Section 4.3 or elsewhere herein, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Transaction Documents; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Collateral or the rights and remedies of any of the Secured Creditors under this Agreement or any other Transaction Document or the ability of the Secured Creditors to exercise the same;

(B)	the Trustee shall promptly execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments as the Pledgor may from time to time reasonably request for the purpose of enabling the Pledgor to exercise the voting and other consensual rights when and to the extent that it is entitled to exercise the same pursuant to clause (f)(i)(A) above and to receive the cash Dividends that it is entitled to receive pursuant to clause (f)(i)(C) below; and

(C)	the Pledgor shall be entitled to receive and retain any and all ordinary cash Dividends, Securities or other property paid on the Pledged Collateral to the extent and only to the extent that such ordinary cash

Dividends, Securities or other property are permitted by, and otherwise paid in accordance with, the terms and conditions of, the other Transaction Documents and applicable laws, and all such distributions received by the Pledgor in accordance with this sentence shall be free of the pledge and Security Interests created hereunder and shall not constitute Collateral. All noncash Dividends, Securities or other property, and all Dividends, Securities or other property paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral without any further action. The Pledgor shall immediately take all steps, if any, required, necessary or desirable to ensure the validity, perfection, priority and, if applicable, “control” (as defined in Article 8 or Article 9 of the UCC, as applicable) of the Trustee over such Dividends, Securities or other property, in each case referred to in the immediately preceding sentence (including delivery thereof to the Trustee), and pending any such action the Pledgor shall be deemed to hold such Dividends, Securities or other property in trust for the benefit of the Trustee, and the same shall be segregated from all other property of the Pledgor.
(ii)	Upon the occurrence and continuance of an Enforcement Event:
(A)	all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights;

(B)	in order to permit the Trustee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all Dividends and other distributions that it may be entitled to receive hereunder: (1) the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Trustee all proxies, Dividend payment orders and other instruments as the Trustee may from time to time reasonably request and (2) the Pledgor acknowledges that the Trustee may utilize the power of attorney set forth in Section 6; and

(C)	all rights of the Pledgor to Dividends and other amounts that the Pledgor is authorized to receive pursuant to clause (f)(i)(C) above shall cease, and all such rights shall thereupon become vested in the Trustee, which shall have the sole and exclusive right and authority to receive and retain such Dividends and other amounts.
(g)	If all Enforcement Events have been rescinded, the Pledgor will have the right to exercise the voting and consensual rights and powers that it is entitled to exercise pursuant to the terms clause (f)(i) above and to receive the Dividends, Securities and other property that it is entitled to receive pursuant to of clause (f)(i) above.
SECTION 5
FURTHER ASSURANCES
Section 5.1 Further Assurances
(a)	The Pledgor agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any Security Interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall:
(i)	execute, acknowledge, deliver and cause to be duly filed all such further instruments, documents, indorsements, powers of attorney or notices, and take all such actions as may be necessary or desirable, or as the Trustee may from time to time reasonably request, to preserve, protect and perfect the Security Interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing statements or other documents in connection herewith or therewith; and

(ii)	at the Trustee’s request, appear in and defend any action or proceeding that may affect the Pledgor’s title to or the Trustee’s Security Interests in all or any material part of the Collateral.
(b)	The Pledgor hereby authorizes the Trustee to file a Record or Records, including financing statements, continuation statements and, in each case, amendments thereto, in all jurisdictions and with all filing offices as the Trustee may determine, in its sole discretion, are necessary or advisable to perfect the Security Interests granted to the Trustee herein, without the signature of the Pledgor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interests in the Collateral granted to the Trustee herein. The Pledgor agrees that a photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

The Pledgor shall, through compliance with the covenants contained herein and through any other actions that may be necessary or desirable, continuously maintain from the date made the truthfulness and accuracy of every representation, warranty and certification made herein until the termination of this Agreement by its terms.
SECTION 6
TRUSTEE APPOINTED ATTORNEY-IN-FACT
Section 6.1 Power of Attorney
(a)	The Pledgor hereby irrevocably makes, constitutes and appoints the Trustee (and all officers, employees or agents designated by the Trustee), until such time as this Agreement terminates under Section 9.14, as the Pledgor’s true and lawful agent and attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Trustee or otherwise, from time to time in the Trustee’s discretion, to take any action and to execute any instrument that the Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:
(i)	upon the occurrence of an Enforcement Event,
(A)	to receive, endorse, assign, collect and deliver any and all notes, acceptances, checks, drafts, money orders or other instruments, documents and Chattel Paper or other evidences of payment relating to the Collateral;

(B)	to ask for, demand, collect, sue for, recover, compound, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(C)	to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(D)	to settle, compromise, compound, adjust or defend any claims, actions, suits or proceedings relating to all or any of the Collateral;

(E)	to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral;
(ii)	to prepare and file Records (including UCC financing statements) as further described in Section 5.1(b);

(iii)	to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, any such payments made by the Trustee to become obligations of the Pledgor to the Trustee, due and payable immediately without demand; and

(iv)	generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee’s option and the Pledgor’s expense, at any time or from time to time, all acts and things that the Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Trustee’s Security Interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.
(b)	Notwithstanding anything in this Section 6.1 to the contrary, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in Section 6.1(a)(i) or (iv) unless an Enforcement Event has occurred and is continuing.
Section 6.2 No Duty on the Part of Trustee or Secured Creditors
Notwithstanding any other provision of this Agreement, nothing herein contained shall be construed as requiring or obligating the Trustee or any other Secured Creditor to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee or any Secured Creditor, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Trustee or any Secured Creditor with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Trustee or any Secured Creditor. It is understood and agreed that the appointment of the Trustee as the agent and attorney-in-fact of the Pledgor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Pledgor of any of its obligations hereunder or under any other Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Trustee or any Secured Creditor to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Trustee or any Secured Creditor of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise. The Trustee and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7
REMEDIES
Section 7.1 Remedies Upon Enforcement Event
(a)	Upon the occurrence and during the continuance of an Enforcement Event, the Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law, and also may, without prior notice except as specified below, sell, assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale or at any broker’s board or on any securities exchange, at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable; provided that (i) the Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, (ii) upon consummation of any such sale the Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold, (iii) each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and (iv) the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)	The Trustee or any Secured Creditor may be the purchaser of any or all of the Collateral at any sale thereof and the Trustee, as collateral agent for and representative of the Secured Creditors, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Trustee at such sale.

(c)	The Pledgor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Pledgor, addressed as set forth in the notice provisions of the Deed of Charge, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times during ordinary business hours and at such place or places as the Trustee may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Trustee may (in its sole and absolute discretion) determine. The Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and in case of any such failure, such Collateral may be sold again upon like notice. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Trustee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. The Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

(d)	If the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the entire outstanding amount of the Secured Obligations, the Pledgor shall be liable for the deficiency and the fees of any attorneys employed by the Trustee to collect such deficiency. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Trustee, that the Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses in an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Trustee hereunder.

(e)	The Trustee may sell the Collateral without giving any warranties as to the Collateral. The Trustee may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(f)	The Trustee shall have no obligation to marshal any of the Collateral.
Section 7.2 Application of Proceeds
The Trustee shall apply the Proceeds of any collection or sale of the Collateral as provided in the Deed of Charge. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof. Any Proceeds received by the Pledgor shall be held in trust for and forthwith paid over to the Trustee. All Proceeds received by the Trustee hereunder shall be held by the Trustee in a Cash Collateral Account. All Proceeds while held by the Trustee (or by the Pledgor in trust for the Trustee) shall continue to be held by the Trustee (for itself and for the benefit of the Secured Creditors) as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Deed of Charge.
Section 7.3 Securities Act, Etc.
The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Trustee if the Trustee were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Trustee in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the Trustee may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Trustee, in its sole and absolute discretion exercised in good faith and in accordance with applicable laws, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof has been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Trustee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Trustee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 7.3 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices might exceed substantially the price at which the Trustee sells.
SECTION 8
STANDARD OF CARE; TRUSTEE MAY PERFORM
The powers conferred on the Trustee hereunder are solely intended to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property. Neither the Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise. If the Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor in accordance with the Deed of Charge.
SECTION 9
MISCELLANEOUS
Section 9.1 Notices
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the notice provisions of the Deed of Charge.
Section 9.2 Security Interests Absolute
All rights of the Trustee hereunder, the Security Interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Deed of Charge, any other Transaction Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Deed of Charge, any other Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any security document or guarantee securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement (other than the indefeasible payment in full in cash of the Secured Obligations)
Section 9.3 Survival of Agreement
All representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the issuance of the Bonds, regardless of any investigation made by the Secured Creditors or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.
Section 9.4 Binding Effect
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or any interest in the Collateral (and any such assignment or transfer shall be null and void) except as expressly contemplated by this Agreement or the Deed of Charge.
Section 9.5 Successors and Assigns
Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Trustee that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 9.6 Trustee’s Fees and Expenses; Indemnification
(a)	The Pledgor agrees to pay upon demand to the Trustee the amount of any and all out-of-pocket expenses, including the fees, disbursements and other charges of its counsel (including allocated costs of internal counsel and costs of settlement) and of any experts or agents, that the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Trustee hereunder or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof.

(b)	Without limitation of its indemnification obligations under the other Transaction Documents, the Pledgor agrees to indemnify the Trustee and the other Indemnified Parties against, and hold each of them harmless from, any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to the Trustee or any other Indemnified Party), which may be imposed on, incurred by or asserted against any such Indemnified Party in connection with or arising out of any investigation, litigation or proceeding, whether or not the Trustee or any other Indemnified Party is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law, statute or regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, in any manner relating to or arising out of this Agreement, or any act, event or transaction related or attendant to any thereof, or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Pledgor shall not have any obligation under this Section 9.6(b) to the Trustee or any other Indemnified Party with respect to any Indemnified Matter resulting primarily from the gross negligence or willful misconduct of the Trustee or any other Indemnified Party, as determined by a court of competent jurisdiction in a final non appealable judgment or order. In addition, the Pledgor shall not be obligated to indemnify any Indemnified Party for any Indemnified Matter claimed by one or more Indemnified Parties against one or more other Indemnified Parties.

(c)	Any such amounts payable as provided hereunder shall constitute additional Secured Obligations secured hereby. The provisions of this Section 9.6 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of the Trustee or any Secured Creditor. All amounts due under this Section 9.6 shall be payable on written demand therefor. The Pledgor agrees that any indemnification or other protection provided to any Indemnified Party pursuant to this Agreement shall (i) survive payment in full of the Secured Obligations and (ii) inure to the benefit of any Person who was at any time a Trustee or Indemnified Party under this Agreement.

(d)	The Pledgor agrees that neither the Trustee nor any Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Pledgor or any of its subsidiaries or any of its equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Transaction Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Trustee’s or such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall the Trustee or any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages, and the Pledgor hereby waives, releases and agrees (for itself and on behalf of its subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 9.7 Governing Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 9.8 Waivers; Amendment
(a)	No failure on the part of the Trustee to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee and the Secured Creditors hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Transaction Document or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

(b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Trustee and the Pledgor, subject to any consent required in accordance with the Transaction Documents.
Section 9.9 Waiver of Jury Trial
EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY

HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.
Section 9.10 Severability
Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.11 Execution in Counterparts
This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Trustee and the Pledgor. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.12 Section Titles
The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 9.13 Jurisdiction; Consent to Service of Process
(a)	The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of New York State sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that the Trustee or any Secured Creditor may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Pledgor or any of its property in the courts of any jurisdiction.

(b)	The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)	The Pledgor hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as the agent of the Pledgor to receive on its behalf service of all process brought against it with respect to any such proceeding in any such court in the State of New York, such service being hereby acknowledged by the Pledgor to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Pledgor shall promptly designate a new agent in the Borough of Manhattan in The City of New York. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.14 Termination
This Agreement and the Security Interests shall terminate when all Secured Obligations then due and owing have been indefeasibly paid in full in cash, at which time the Trustee shall execute and deliver to the Pledgor, at the Pledgor’s expense, all UCC termination statements, releases and similar documents that the Pledgor shall reasonably request to evidence such termination. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Trustee.
[Remainder of page intentionally left blank]

In Witness Whereof, the Pledgor and the Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Nuclear Energy Holdings, L.L.C., as Pledgor

By:
Name:
Title:

The Bank of New York, as Trustee

By:
Name:
Title:

Schedule 3.2
To the Issuer Pledge Agreement
Names and Locations
Names

Grantor’s				Jurisdiction of organization
correct	Previous	Additional		and organizational
legal name:	names:	names:	Federal TIN:	identification number:

Locations

` Grantor’s
correct
legal name:	Location of chief executive office

Changes in Identity or Organizational Structure

Grantor’s
correct
legal name:	Description of structural changes:

Schedule 3.3
To the Issuer Pledge Agreement
Filings

Schedule 3.5
To the Issuer Pledge Agreement
Pledged Stock

2

EXHIBIT A
TO THE ISSUER PLEDGE AGREEMENT
FORM OF SECURITY SUPPLEMENT
This SECURITY SUPPLEMENT, dated as of [                    , 200[_], is delivered pursuant to the Issuer Pledge Agreement, dated October 13, 2006 (as it may from time to time be amended, modified or supplemented, the “Issuer Pledge Agreement”), between Nuclear Energy Holdings, LLC, a limited liability company organized under the laws of the State of Delaware (the “Pledgor”), and The Bank of New York, as security agent for the Secured Creditors (herein in such capacity, the “Trustee”).
The Pledgor confirms as set forth in the Issuer Pledge Agreement that it (a) pledges, assigns, transfers and grants to the Trustee, for its benefit and for the benefit of the Secured Creditors, a continuing security interest in and Lien on all of its right, title and interest in, to and under the Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as security for the prompt and complete payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all Secured Obligations.
The Pledgor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Issuer Pledge Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Issuer Pledge Agreement.
Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Issuer Pledge Agreement.
IN WITNESS WHEREOF, the Pledgor has caused this Security Supplement to be duly executed and delivered by its duly authorized officer as of [                    , 20___].
Nuclear Energy Holdings, L.L.C., as Pledgor

By:
Name:
Title:

3

EXHIBIT B
TO THE ISSUER PLEDGE AGREEMENT
SEARCH REPORTS

4

EXHIBIT C
TO THE ISSUER PLEDGE AGREEMENT
FINANCING STATEMENTS

5

- i -

- ii -